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                                                                    Exhibit 99.2





Contact: Paul Dickard (Media Contact)
         (201) 573-3120

         Joseph Fimbianti (Analyst Contact)
         (201) 573-3113

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                        INGERSOLL-RAND COMPLETES MERGER
                          WITH HUSSMANN INTERNATIONAL


     Woodcliff Lake, N.J., June 16, 2000 -- Ingersoll-Rand Company today announced that it has completed the merger of Hussmann International, Inc., with a wholly owned subsidiary of Ingersoll-Rand.

     The merger, effective today, was the second step in a two-step acquisition. The first step, a cash tender offer for all the outstanding shares of Hussmann at $29.00 per share, was completed on June 13, 2000. As a result of the merger, Hussmann is now a wholly owned subsidiary of Ingersoll-Rand.

     The merger results in the automatic conversion, subject to appraisal rights, of the remaining Hussmann shares into the right to receive $29.00 per former Hussmann share.

     IR is a major diversified industrial equipment and components manufacturer serving the global growth markets of Climate Control, Industrial Productivity, Infrastructure Development and Security and Safety. Further information on IR can be found on the Company's World Wide Web site at www.ingersoll-rand.com.



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